                                                                          page 1

                             SERVICER'S CERTIFICATE
                       AMERICAN HONDA FINANCE CORPORATION
      MONTHLY SERVICER REPORT -- Honda Auto Receivables 2004-2 Owner Trust
                          11/1/2005 through 11/30/2005

I. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
   (A) Total Portfolio Balance                                                    $1,872,756,536.96
   (B) Total Securities Balance                                                   $1,872,756,536.96
   (C) Class A-1 Notes
       (i)   Class A-1 Notes Balance                                                $471,000,000.00
       (ii)  Class A-1 Notes Percentage (C(i)/B)                                              25.15%
       (iii) Class A-1 Notes Rate                                                           1.63000%
       (iv)  Class A-1 Notes Accrual Basis                                               Actual/360
   (D) Class A-2 Notes
       (i)   Class A-2 Notes Balance                                                $534,000,000.00
       (ii)  Class A-2 Notes Percentage (D(i)/B)                                              28.51%
       (iii) Class A-2 Notes Rate                                                             2.520%
       (iv)  Class A-2 Notes Accrual Basis                                                   30/360
   (E) Class A-3 Notes
       (i)   Class A-3 Notes Balance                                                $535,000,000.00
       (ii)  Class A-3 Notes Percentage (E(i)/B)                                              28.57%
       (iii) Class A-3 Notes Rate                                                             3.300%
       (iv)  Class A-3 Notes Accrual Basis                                                   30/360
   (F) Class A-4 Notes
       (i)   Class A-4 Notes Balance                                                $271,900,000.00
       (ii)  Class A-4 Notes Percentage (F(i)/B)                                              14.52%
       (iii) Class A-4 Notes Rate                                                             3.810%
       (iv)  Class A-4 Notes Accrual Basis                                                   30/360
   (G) Certificates
       (i)   Certificates Balance                                                    $60,856,536.96
       (ii)  Certificates Percentage (G(i)/B)                                                  3.25%
       (iii) Certificates Rate                                                                3.810%
       (iv)  Certificates Accrual Basis                                                      30/360
   (H) Servicing Fee Rate                                                                      1.00%
   (I) Portfolio Summary
       (i)   Weighted Average Coupon (WAC)                                                     4.39%
       (ii)  Weighted Average Original Maturity (WAOM)                                        58.52 months
       (iii) Weighted Average Remaining Maturity (WAM)                                        50.49 months
       (iv)  Number of Receivables                                                          126,088
   (J) Reserve Fund
       (i)   Reserve Account Initial Deposit Percentage                                        0.50%
       (ii)  Reserve Account Initial Deposit                                          $9,363,782.68
       (iii) Specified Reserve Account Percentage                                              0.75%
       (iv)  Specified Reserve Account Balance                                       $14,045,674.03
   (K) Yield Supplement Account Deposit                                              $22,749,280.19

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
-------------------------------------------------
   (A) Total Portfolio Balance                                                      $986,640,141.99
   (B) Total Securities Balance                                                     $986,640,141.99
   (C) Cumulative Note and Certificate Pool Factor                                        0.5268384
   (D) Class A-1 Notes
       (i)   Class A-1 Notes Balance                                                          $0.00
       (ii)  Class A-1 Notes Pool Factor                                                  0.0000000
       (iii) Class A-1 Notes Interest Carryover Shortfall                                     $0.00
       (iv)  Class A-1 Notes Principal Carryover Shortfall                                    $0.00
   (E) Class A-2 Notes
       (i)   Class A-2 Notes Balance                                                $135,949,968.74
       (ii)  Class A-2 Notes Pool Factor                                                  0.2545880
       (iii) Class A-2 Notes Interest Carryover Shortfall                                     $0.00
       (iv)  Class A-2 Notes Principal Carryover Shortfall                                    $0.00
   (F) Class A-3 Notes
       (i)   Class A-3 Notes Balance                                                $535,000,000.00
       (ii)  Class A-3 Notes Pool Factor                                                  1.0000000
       (iii) Class A-3 Notes Interest Carryover Shortfall                                     $0.00
       (iv)  Class A-3 Notes Principal Carryover Shortfall                                    $0.00
   (G) Class A-4 Notes
       (i)   Class A-4 Notes Balance                                                $271,900,000.00
       (ii)  Class A-4 Notes Pool Factor                                                  1.0000000
       (iii) Class A-4 Notes Interest Carryover Shortfall                                     $0.00
       (iv)  Class A-4 Notes Principal Carryover Shortfall                                    $0.00
   (H) Certificates
       (i)   Certificates Balance                                                    $43,790,173.25
       (ii)  Certificates Pool Factor                                                     0.7195640
       (iii) Certificates Interest Carryover Shortfall                                        $0.00
       (iv)  Certificates Principal Carryover Shortfall                                       $0.00
   (I) Servicing Fee
       (i)   Servicing Fee Shortfall                                                          $0.00
   (J) End of Prior Month Account Balances
       (i)   Reserve Account                                                         $14,045,674.03
       (ii)  Yield Supplement Account                                                 $8,685,482.95
       (iii) Payahead Account                                                                 $0.00
       (iv)  Advances Outstanding                                                       $306,992.93
   (K) Portfolio Summary as of End of Prior Month
       (i)   Weighted Average Coupon (WAC)                                                     4.21%
       (ii)  Weighted Average Remaining Maturity (WAM)                                        35.06 months
       (iii) Number of Receivables                                                           88,172
   (L) Note and Certificate Principal Distribution Percentages
       (i)   Note Percentage                                                                  95.66%
       (ii)  Certificate Percentage                                                            4.34%

III. MONTHLY INPUTS FROM THE MAINFRAME
--------------------------------------
   (A) Precomputed Contracts Principal

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                       AMERICAN HONDA FINANCE CORPORATION
      MONTHLY SERVICER REPORT -- Honda Auto Receivables 2004-2 Owner Trust
                          11/1/2005 through 11/30/2005

       (i)   Scheduled Principal Collections                                                  $0.00
       (ii)  Prepayments in Full                                                              $0.00
       (iii) Prepayments in Full due to Repurchases                                           $0.00
   (B) Precomputed Contracts Collections                                                      $0.00
   (C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))                                 $0.00
   (D) Simple Interest Receivables Principal
       (i)   Principal Collections                                                   $28,073,153.44
       (ii)  Prepayments in Full                                                     $12,719,402.70
       (iii) Repurchased Receivables Related to Principal                                     $0.00
   (E) Simple Interest Receivables Interest
       (i)   Simple Interest Collections                                              $3,416,908.21
   (F) Payment Advance for Precomputes
       (i)   Reimbursement of Previous Advances                                               $0.00
       (ii)  Current Advance Amount                                                           $0.00
   (G) Interest Advance for simple Interest - Net                                        $40,584.06
   (H) Payahead Account
       (i)   Payments Applied                                                                 $0.00
       (ii)  Additional Payaheads                                                             $0.00
   (I) Portfolio Summary as of End of Month
       (i)   Weighted Average Coupon (WAC)                                                     4.21%
       (ii)  Weighted Average Remaining Maturity (WAM)                                        34.11 months
       (iii) Remaining Number of Receivables                                                 86,722
   (J) Delinquent Receivables                             # Units         Dollar Amount
                                                       ------------   ---------------------
       (i)   31-60 Days Delinquent                      2,364   2.73%  $26,551,583.19   2.81%
       (ii)  61-90 Days Delinquent                       527   0.61%    $6,246,027.62   0.66%
       (iii) 91 Days or More Delinquent                   70   0.08%      $893,897.51   0.09%
   (K) Vehicles Repossessed During Collection Period      35   0.04%      $445,955.59   0.05%
   (L) Total Repossessed Vehicles in Inventory            70   0.08%      $880,217.42   0.09%

IV. INPUTS DERIVED FROM OTHER SOURCES
-------------------------------------
   (A) Collection Account Investment Income                                                   $0.00
   (B) Reserve Account Investment Income                                                 $45,327.27
   (C) Yield Supplement Account Investment Income                                        $28,877.71
   (D) Trust Fees Expense                                                                     $0.00
   (E) Aggregate Net Losses for Collection Period                                        473,317.30
   (F) Liquidated Receivables Information
       (i)   Gross Principal Balance on Liquidated Receivables                           906,589.38
       (ii)  Liquidation Proceeds                                                        226,909.81
       (iii) Recoveries from Prior Month Charge Offs                                     206,362.27
   (G) Days in Accrual Period                                                                    30
   (H) Deal age                                                                                  18

                                        MONTHLY COLLECTIONS
                                        -------------------

V. INTEREST COLLECTIONS
-----------------------
   (A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)                          $3,457,492.27

VI. PRINCIPAL COLLECTIONS
-------------------------
   (A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))                      $40,792,556.14
   (B) Liquidation Proceeds (IV(F(i)))                                                   226,909.81
   (C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))                     0.00
   (D) Recoveries from Prior Month Charge Offs (IV(F(ii)))                               206,362.27
                                                                                  -----------------
   (E) Total Principal Collections (A+B+C+D)                                         $41,225,828.22

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))                           $44,683,320.49
----------------------------------------------------------

VIII. YIELD SUPPLEMENT DEPOSIT                                                          $606,346.40
------------------------------

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                                                $45,289,666.89
------------------------------------
                                        MONTHLY DISTRIBUTIONS
                                        ---------------------

X. FEE DISTRIBUTIONS
--------------------
   (A) Servicing Fee
       (i)   Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))                              $822,200.12
       (ii)  Servicing Fee Paid                                                          822,200.12
                                                                                  -----------------
       (iii) Servicing Fee Shortfall                                                          $0.00
   (B) Reserve Account Investment Income (IV(B))                                         $45,327.27
   (C) Yield Supplement Account Investment Income (IV(C))                                     $0.00
   (D) Trust Fees Expense (IV(D))                                                             $0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
--------------------------------
   (A) Interest
       (i)   Class A-1 Notes
             (a) Class A-1 Notes Interest Due                                                 $0.00
             (b) Class A-1 Notes Interest Paid                                                 0.00
                                                                                  -----------------
             (c) Class A-1 Notes Interest Shortfall                                           $0.00
       (ii)  Class A-2 Notes
             (a) Class A-2 Notes Interest Due                                           $285,494.93
             (b) Class A-2 Notes Interest Paid                                           285,494.93
                                                                                  -----------------
             (c) Class A-2 Notes Interest Shortfall                                           $0.00
       (iii) Class A-3 Notes
             (a) Class A-3 Notes Interest Due                                         $1,471,250.00
             (b) Class A-3 Notes Interest Paid                                         1,471,250.00
                                                                                  -----------------
             (c) Class A-3 Notes Interest Shortfall                                           $0.00
       (iv)  Class A-4 Notes
             (a) Class A-4 Notes Interest Due                                           $863,282.50
             (b) Class A-4 Notes Interest Paid                                           863,282.50
                                                                                  -----------------
             (c) Class A-4 Notes Interest Shortfall                                           $0.00

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                       AMERICAN HONDA FINANCE CORPORATION
      MONTHLY SERVICER REPORT -- Honda Auto Receivables 2004-2 Owner Trust
                          11/1/2005 through 11/30/2005

       (v)   Total Note Interest
             (a) Total Note Interest Due                                              $2,620,027.43
             (b) Total Note Interest Paid                                              2,620,027.43
                                                                                  -----------------
             (c) Total Note Interest Shortfall                                                $0.00
             (d) Reserve Account Withdrawal for Note Interest                                 $0.00
Amount available for distributions after Fees & Interest
   (IX-(X(A)(ii)-(D))-XI(A)(v)(b))                                                    $41,847,439.34
   (B) Principal
       (i)   Noteholders' Principal Distribution Amounts                              $39,889,402.60
       (ii)  Class A-1 Notes Principal
             (a) Class A-1 Notes Principal Due                                                $0.00
             (b) Class A-1 Notes Principal Paid                                                0.00
                                                                                  -----------------
             (c) Class A-1 Notes Principal Shortfall                                          $0.00
             (d) Reserve Account Withdrawal                                                   $0.00
       (iii) Class A-2 Notes Principal
             (a) Class A-2 Notes Principal Due                                        $39,889,402.60
             (b) Class A-2 Notes Principal Paid                                       39,889,402.60
                                                                                  -----------------
             (c) Class A-2 Notes Principal Shortfall                                          $0.00
             (d) Reserve Account Withdrawal                                                   $0.00
       (iv)  Class A-3 Notes Principal
             (a) Class A-3 Notes Principal Due                                                $0.00
             (b) Class A-3 Notes Principal Paid                                                0.00
                                                                                  -----------------
             (c) Class A-3 Notes Principal Shortfall                                          $0.00
             (d) Reserve Account Withdrawal                                                   $0.00
       (v)   Class A-4 Notes Principal
             (a) Class A-4 Notes Principal Due                                                $0.00
             (b) Class A-4 Notes Principal Paid                                                0.00
                                                                                  -----------------
             (c) Class A-4 Notes Principal Shortfall                                          $0.00
             (d) Reserve Account Withdrawal                                                   $0.00
       (vi)  Total Notes Principal
             (a) Total Notes Principal Due                                            39,889,402.60
             (b) Total Notes Principal Paid                                           39,889,402.60
                                                                                  -----------------
             (c) Total Notes Principal Shortfall                                              $0.00
             (d) Reserve Account Withdrawal                                                   $0.00

XII. RESERVE FUND DEPOSIT
-------------------------
   Amount available for deposit into reserve account                                  $1,958,036.74
   Amount deposited into reserve account                                                       0.00
   Excess Amount Released from Reserve Account                                                 0.00
                                                                                  -----------------
   Excess funds available to Certificateholders                                        1,958,036.74
                                                                                  -----------------

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
-----------------------------------------
   (A) Interest
       (i)   Certificate Monthly Interest Due                                           $139,033.80
       (ii)  Certificate Interest Shortfall Beginning Balance                                 $0.00
                                                                                  -----------------
       (iii) Total Certificate Interest Due                                             $139,033.80
       (iv)  Certificate Interest Paid                                                   139,033.80
                                                                                  -----------------
       (v)   Certificate Interest Shortfall Ending Balance                                    $0.00
   (B) Principal
       (i)   Certificate Monthly Principal Due                                        $1,809,742.92
       (ii)  Certificate Principal Shortfall Beginning Balance                                $0.00
                                                                                  -----------------
       (iii) Total Certificate Principal Due                                          $1,809,742.92
       (iv)  Certificate Principal Paid                                                1,809,742.92
                                                                                  -----------------
       (v)   Certificate Principal Shortfall Ending Balance                                   $0.00
   (C) Release to Seller                                                                  $9,260.02

                                        DISTRIBUTIONS SUMMARY
                                        ---------------------

   (A) Total Collections                                                              $45,289,666.89
   (B) Service Fee                                                                      $822,200.12
   (C) Trustee Fees                                                                            0.00
   (D) Class A1 Amount                                                                        $0.00
   (E) Class A2 Amount                                                                $40,174,897.53
   (F) Class A3 Amount                                                                $1,471,250.00
   (G) Class A4 Amount                                                                  $863,282.50
   (H) Amount Deposited into Reserve Account                                                  $0.00
   (I) Certificateholders                                                             $1,948,776.72
   (J) Release to seller                                                                  $9,260.02
   (K) Total amount distributed                                                       $45,289,666.89
   (L) Amount of Draw from Reserve Account                                                     0.00
   (M) Excess Amount Released from Reserve Account                                             0.00

                                        PORTFOLIO AND SECURITY SUMMARY
                                        ------------------------------

                                                             Beginning                   End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION                 of Period                of Period
--------------------------------------------              ---------------         -----------------
   (A) Balances and Principal Factors
       (i)    Aggregate Balance of Notes                  $942,849,968.74           $902,960,566.14
       (ii)   Note Pool Factor                                  0.5203653                 0.4983501
       (iii)  Class A-1 Notes Balance                                0.00                      0.00
       (iv)   Class A-1 Notes Pool Factor                       0.0000000                 0.0000000
       (v)    Class A-2 Notes Balance                      135,949,968.74             96,060,566.14
       (vi)   Class A-2 Notes Pool Factor                       0.2545880                 0.1798887
       (vii)  Class A-3 Notes Balance                      535,000,000.00            535,000,000.00
       (viii) Class A-3 Notes Pool Factor                       1.0000000                 1.0000000
       (ix)   Class A-4 Notes Balance                      271,900,000.00            271,900,000.00
       (x)    Class A-4 Notes Pool Factor                       1.0000000                 1.0000000
       (xi)   Certificates Balance                          43,790,173.25             41,980,430.33
       (xii)  Certificates Pool Factor                          0.7195640                 0.6898261
       (xiii) Total Principal Balance of Notes and
              Certificates                                 986,640,141.99            944,940,996.47
   (B) Portfolio Information
       (i)   Weighted Average Coupon (WAC)                           4.21%                     4.21%

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                       AMERICAN HONDA FINANCE CORPORATION
      MONTHLY SERVICER REPORT -- Honda Auto Receivables 2004-2 Owner Trust
                          11/1/2005 through 11/30/2005

       (ii)  Weighted Average Remaining Maturity (WAM)              35.06 months              34.11 months
       (iii) Remaining Number of Receivables                       88,172                    86,722
       (iv)  Portfolio Receivable Balance                 $986,640,141.99           $944,940,996.47
   (C) Outstanding Advance Amount                             $306,992.93               $347,576.99
   (D) Outstanding Payahead Balance                                 $0.00                     $0.00

                                        SUMMARY OF ACCOUNTS
                                        -------------------

XV. RECONCILIATION OF RESERVE ACCOUNT
-------------------------------------
   (A) Beginning Reserve Account Balance                                              $14,045,674.03
   (B) Draws                                                                                   0.00
       (i)   Draw for Servicing Fee                                                            0.00
       (ii)  Draw for Interest                                                                 0.00
       (iii) Draw for Realized Losses                                                          0.00
   (C) Excess Interest Deposited into the Reserve Account                                      0.00
   (D) Reserve Account Balance Prior to Release                                       14,045,674.03
   (E) Reserve Account Required Amount                                                14,045,674.03
   (F) Final Reserve Account Required Amount                                          14,045,674.03
   (G) Excess Reserve Account Amount                                                           0.00
   (H) Release of Reserve Account Balance to Seller                                            0.00
   (I) Ending Reserve Account Balance                                                 14,045,674.03

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
-----------------------------------------------
   (A) Beginning Yield Supplement Account Balance                                      8,685,482.95
   (B) Investment Earnings                                                                28,877.71
   (C) Investment Earnings Withdraw                                                            0.00
   (D) Additional Yield Supplement Amounts                                                     0.00
   (E) Yield Supplement Deposit Amount                                                   606,346.40
   (F) Release of Yield Deposit Account Balance to Seller                                      0.00
                                                                                  -----------------
   (G) Ending Yield Supplement Account Balance                                         8,108,014.26

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
-----------------------------------------------
   (A) Liquidated Contracts
       (i) Liquidation Proceeds                                                         $226,909.81
       (ii) Recoveries on Previously Liquidated Contracts                                206,362.27
   (B) Aggregate Net Losses for Collection Period                                        473,317.30
   (C) Net Loss Rate for Collection Period (annualized)                                        0.59%
   (D) Cumulative Net Losses for all Periods                                           6,335,838.51

   (E) Delinquent Receivables                             # Units         Dollar Amount
                                                       ------------   ---------------------
       (i)   30-59 Days Delinquent                     2,364   2.73%  $26,551,583.19   2.81%
       (ii)  60-89 Days Delinquent                       527   0.61%   $6,246,027.62   0.66%
       (iii) 90 Days or More Delinquent                   70   0.08%     $893,897.51   0.09%

XVIII. REPOSSESSION ACTIVITY                            # Units       Dollar Amount
----------------------------                           ---------   ------------------
   (A) Vehicles Repossessed During Collection Period   35   0.04%  $445,955.59   0.05%
   (B) Total Repossessed Vehicles in Inventory         70   0.08%  $880,217.42   0.09%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
------------------------------------------------------------
   (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
       (i)   Second Preceding Collection Period                                                0.30%
       (ii)  Preceding Collection Period                                                       0.50%
       (iii) Current Collection Period                                                         0.59%
       (iv)  Three Month Average (Avg(i,ii,iii))                                               0.46%
   (B) Ratio of Balance of Contracts Delinquent 61 Days or More to the
       Outstanding Balance of Receivables.
       (i)   Second Preceding Collection Period                                                0.64%
       (ii)  Preceding Collection Period                                                       0.64%
       (iii) Current Collection Period                                                         0.77%
       (iv)  Three Month Average (Avg(i,ii,iii))                                               0.68%

   (C) Loss and Delinquency Trigger Indicator                                  Trigger was not hit.

I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

/s/ John Weisickle
------------------------------------
Mr. John Weisickle
Vice President